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                                                                    EXHIBIT 3.31

                             ARTICLES OF RESTATEMENT

                                       OF

                                POMPANETTE, INC.

         1.       The new name of the Company is AMF Bowling Centers
International Inc.

         2. The attached Restated Articles and all amendments to the Articles were adopted by unanimous consent of the shareholders.

         3. The attached Restated Articles and all amendments to the Articles were adopted by unanimous consent of the Board of Directors.

         I, Teri Scott Lovelace, Assistant Secretary of AMF Bowling Centers International Inc. do hereby certify as to the above.

                                                  /s/ Teri Scott Lovelace
                                                 -----------------------------
                                                      Teri Scott Lovelace


         Sworn and subscribed to before me this 2nd day of March, 1989.

                                                  /s/ Cheryle L. Kitchen
                                                 ------------------------------
                                                         Notary Public

My Commission Expires:

                                    RESTATED

                                    ARTICLES

                                       OF
                                POMPANETTE, INC.


                                       I.

         The new name of the Corporation is AMF Bowling Centers International
Inc.

                                       II.

         The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

         The number of shares which the Corporation shall have authority to issue shall be 10,000 shares of the par value of $1.00 each. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                                       IV.

         The registered office shall be located at 901 East Cary Street, Suite 1400, in the City of Richmond, and the registered agent shall be Teri Scott Lovelace, who is a resident of Virginia
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and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                       V.

         1. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

         2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

         3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at
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the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

         4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.
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         6.       The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         7. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

                                       VI.

         The Board of Directors shall have the power to make, amend or repeal bylaws of the Corporation.

                            ARTICLES OF INCORPORATION

                                       OF

                                POMPANETTE, INC.


         I hereby form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia, and to that end, set forth the following:

         A.       Corporate Name

                  The name of the Corporation is:
                  Pompanette, Inc.

         B.       Purposes

                  The purpose for which the Corporation is formed is:

                  1. The Corporation shall have all of the corporate powers of any character not prohibited by law or required to be stated in the Articles of Incorporation.

         C.       Authorized Stock

                  The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

CLASS                                          NUMBER                           PAR VALUE PER
AND SERIES                                   OF SHARES                              SHARE
- ----------                                   ---------                          -------------
Common                                         15,000                               $1.00

                  Each share of Common Stock shall have full voting rights.

         D.       Denial of Preemptive Right

                  No holder of shares of the capital stock of any class of the Corporation shall have any preemptive or preferential right of
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subscription to any shares of any class of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation issued or sold, nor any right of subscription to any thereof other than such, if any, the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

         E.       Registered Office and Registered Agent

                  The address of the initial registered office is 629 East Main Street, Richmond, Virginia 23219. The name of the city in which the initial registered office is located is the City of Richmond. The name of its initial registered agent is Daniel M. McCormack who is a resident of the State of Virginia, a member of the Virginia State Bar, and whose business office is the same as the registered office of the Corporation.

         F.       Directors

                  The number of Directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as the initial Directors are:

Name                                     Address
- ----                                     -------
William H. Goodwin, Jr.               707 East Main Street
                                      Richmond, Virginia 23219

L. F. Loree, III                      707 East Main Street
                                      Richmond, Virginia 23219

Robert L. Byrd                        190 Bryan Road
                                      Dania, Florida 33004

         G.       Indemnification of Directors and Officers

                  1.       The Corporation shall indemnify any person who was

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or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had nor reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding had no reasonable by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact

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that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

                  3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and
(2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  4. Any indemnification under subsections (1) and (2) (unless ordered by court) shall be made by the Corporation only as

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authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2). Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

                  5. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (4) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

                  6. The Corporation may make any other or further indemnity, including in criminal proceedings, to any person referred to in this section that may be authorized herein or in any bylaw made by the stockholders or in any resolution adopted, before or after the event, by the stockholders, except an indemnity against his gross negligence or willful misconduct. Each such indemnity may continue as to

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a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.

                  7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

DATED:  April 14, 1982



                                                /s/ Daniel M. McCormack
                                                -------------------------
                                                Incorporator

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